EXHIBIT 99.1

AutoZone 2nd Quarter Same Store Sales Increase 13.8%; EPS Increases to $22.30

MEMPHIS, Tenn., March 01, 2022 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $3.4 billion for its second quarter (12 weeks) ended February 12, 2022, an increase of 15.8% from the second quarter of fiscal 2021 (12 weeks). Domestic same store sales, or sales for stores open at least one year, increased 13.8% for the quarter.

“Our second quarter’s results are a reflection of our AutoZoners’ continued commitment to delivering exceptional service to our customers during these unique times. Our retail and commercial sales performance remained strong this quarter. While our commercial sales growth continued to be elevated at 32.1%, our retail sales growth also remained healthy with over 10% growth against a tough comparison from a year ago. We believe the initiatives we have in place position us well for the remainder of our fiscal year,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

For the quarter, gross profit, as a percentage of sales, was 53.0%, a decrease of 59 basis points versus the prior year. The decrease in gross margin was primarily driven by initiatives to accelerate Commercial growth. Operating expenses, as a percentage of sales, was 34.4% versus 37.0% last year. The decrease in operating expenses, as a percentage of sales, was driven by strong sales growth and approximately $40 million (137 basis points) in prior year pandemic related expenses, including Emergency Time-Off for our AutoZoners.

Operating profit increased 30.1% to $626.7 million. Net income for the quarter increased 36.4% over the same period last year to $471.8 million, while diluted earnings per share increased 49.4% to $22.30 from $14.93 in the year-ago quarter. The increase in net income was driven by topline growth and operating expense leverage.

Under its share repurchase program, AutoZone repurchased 783 thousand shares of its common stock for $1.6 billion during the second quarter, at an average price of $1,992 per share. At the end of the second quarter, the Company had $958 million remaining under its current share repurchase authorization.

The Company’s inventory increased 6.2% over the same period last year, driven by new stores, hubs and megahubs with the remaining growth primarily due to inflation. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $198 thousand versus negative $93 thousand last year and negative $207 thousand last quarter.

“As we continue to focus on the health and well-being of our customers and AutoZoners, we remain committed to providing the best and safest place to shop for everyone’s automotive needs. During these unique and challenging times, we strive to deliver the best customer service possible. As we continue to prudently invest capital in our business, we remain focused on returns on capital. We are committed to our long-term approach of increasing operating earnings and free cash flows while utilizing our balance sheet effectively,” said Rhodes.

During the quarter ended February 12, 2022, AutoZone opened 26 new stores and closed one in the U.S., opened three stores in Mexico and two stores in Brazil. As of February 12, 2022, the Company had 6,091 stores in the U.S., 669 in Mexico and 55 in Brazil for a total store count of 6,815.

AutoZone is the leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations and public sector accounts. We also have commercial programs in all stores in Mexico and Brazil. AutoZone also sells the ALLDATA brand automotive diagnostic, repair and shop management software through www.alldata.com. Additionally, we sell automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, March 1, 2022, beginning at 10:00 a.m. (EST) to discuss its second quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com and clicking on Investor Relations. Investors may also listen to the call by dialing (877) 545-0523, passcode AutoZone. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 44573 through April 1, 2022.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; cash flows; access to available and feasible financing; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues, such as the ongoing global coronavirus pandemic; inflation; the ability to hire, train and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges in international markets; failure or interruption of our information technology systems; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; impact of tariffs; anticipated impact of new accounting standards; and business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 28, 2021, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2022

Condensed Consolidated Statements of Operations
2nd Quarter, FY2022
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 12, 2022	February 13, 2021(2)

Net sales	$3,369,750	$2,910,818
Cost of sales	1,584,524	1,351,435
Gross profit	1,785,226	1,559,383
Operating, SG&A expenses	1,158,466	1,077,616
Operating profit (EBIT)	626,760	481,767
Interest expense, net	42,471	46,012
Income before taxes	584,289	435,755
Income tax expense(1)	112,534	89,809
Net income	$471,755	$345,946
Net income per share:
Basic	$23.00	$15.27
Diluted	$22.30	$14.93
Weighted average shares outstanding:
Basic	20,513	22,648
Diluted	21,158	23,168

(1)The twelve weeks ended February 12, 2022 and the comparable prior year period include $23.4M and $11.6M in tax benefits from stock option exercises, respectively

(2)The twelve weeks ended February 13, 2021 was negatively impacted by pandemic related expenses, including Emergency Time-Off of approximately $40M (pre-tax)

Year-To-Date 2nd Quarter, FY2022
(in thousands, except per share data)
	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 12, 2022	February 13, 2021(2)

Net sales	$7,038,653	$6,065,078
Cost of sales	3,328,267	2,830,078
Gross profit	3,710,386	3,235,000
Operating, SG&A expenses	2,329,141	2,138,008
Operating profit (EBIT)	1,381,245	1,096,992
Interest expense, net	85,755	92,191
Income before taxes	1,295,490	1,004,801
Income taxes(1)	268,500	216,422
Net income	$1,026,990	$788,379
Net income per share:
Basic	$49.49	$34.37
Diluted	$48.03	$33.59
Weighted average shares outstanding:
Basic	20,750	22,935
Diluted	21,383	23,473

(1)The twenty-four weeks ended February 12, 2022 and the comparable prior year period include $34.7M and $19.2M in tax benefits from stock option exercises, respectively

(2)The twenty-four weeks ended February 13, 2021 was negatively impacted by pandemic related expenses, including Emergency Time-Off of approximately $45M (pre-tax)

Selected Balance Sheet Information
(in thousands)
	February 12, 2022	February 13, 2021	August 28, 2021

Cash and cash equivalents	$239,423	$1,026,164	$1,171,335
Merchandise inventories	5,031,222	4,736,826	4,639,813
Current assets	5,903,770	6,326,845	6,415,303
Property and equipment, net	4,879,079	4,627,993	4,856,891
Operating lease right-of-use assets	2,743,771	2,660,667	2,718,712
Total assets	14,078,473	14,159,993	14,516,199
Accounts payable	6,378,606	5,351,096	6,013,924
Current liabilities	7,684,645	6,804,271	7,369,754
Operating lease liabilities, less current portion	2,641,555	2,566,974	2,632,842
Total debt	5,840,884	5,516,396	5,269,820
Stockholders' deficit	(3,137,477)	(1,523,573)	(1,797,536)
Working capital	(1,780,875)	(477,426)	(954,451)

AutoZone's 2nd Quarter Highlights - Fiscal 2022

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)	Trailing 4 Quarters
	February 12, 2022	February 13, 2021
Net income	$2,408,925	$1,871,731
Add: Interest expense	188,901	205,278
Income tax expense	630,954	529,701
EBIT	3,228,780	2,606,710

Add: Depreciation and amortization	422,938	401,073
Rent expense(1)	354,410	335,969
Share-based expense	62,672	46,906
EBITDAR	$4,068,800	$3,390,658

Debt	$5,840,884	$5,516,396
Financing lease liabilities	272,719	225,411
Add: Rent x 6(1)	2,126,460	2,015,814
Adjusted debt	$8,240,063	$7,757,621

Adjusted debt to EBITDAR	2.0	2.3

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	February 12, 2022	February 13, 2021
Net income	$2,408,925	$1,871,731
Adjustments:
Interest expense	188,901	205,278
Rent expense(1)	354,410	335,969
Tax effect(2)	(113,008)	(119,616)
Adjusted after-tax return	$2,839,228	$2,293,362

Average debt(3)	$5,433,252	$5,482,877
Average stockholders' deficit(3)	(2,069,346)	(1,354,477)
Add: Rent x 6(1)	2,126,460	2,015,814
Average financing lease liabilities(3)	255,497	220,550
Invested capital	$5,745,863	$6,364,764

Adjusted After-Tax ROIC	49.4%	36.0%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended February 12, 2022 and February 13, 2021

	Trailing 4 Quarters
(in thousands)	February 12, 2022	February 13, 2021
Total lease cost, per ASC 842, for the trailing four quarters	$442,950	$418,100
Less: Financing lease interest and amortization	(62,607)	(55,880)
Less: Variable operating lease components, related to insurance and common area maintenance	(25,933)	(26,251)

Rent expense for the trailing four quarters	$354,410	$335,969

(2) Effective tax rate over trailing four quarters ended February 12, 2022 and February 13, 2021 is 20.8% and 22.1%, respectively
(3) All averages are computed based on trailing five quarter balances

Other Selected Financial Information
(in thousands)
	February 12, 2022	February 13, 2021
Cumulative share repurchases ($ since fiscal 1998)	$28,192,426	$23,932,433
Remaining share repurchase authorization ($)	957,574	717,567

Cumulative share repurchases (shares since fiscal 1998)	151,586	149,033

Shares outstanding, end of quarter	19,967	22,183

	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 12, 2022	February 13, 2021	February 12, 2022	February 13, 2021

Depreciation and amortization	$99,692	$94,476	$199,282	$184,027

Capital spending	105,874	125,608	208,143	238,644

AutoZone's 2nd Quarter Highlights - Fiscal 2022
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 12, 2022		February 13, 2021		February 12, 2022	February 13, 2021
Domestic:
Beginning stores	6,066		5,924		6,051	5,885
Stores opened	26		27		41	66
Stores closed	(1)		-		(1)	-
Ending domestic stores	6,091		5,951		6,091	5,951

Relocated stores	1		1		4	5

Stores with commercial programs	5,233		5,088		5,233	5,088

Square footage (in thousands)	40,037		39,003		40,037	39,003

Mexico:
Beginning stores	666		621		664	621
Stores opened	3		7		5	7
Ending Mexico stores	669		628		669	628

Brazil:
Beginning stores	53		45		52	43
Stores opened	2		1		3	3
Ending Brazil stores	55		46		55	46

Total	6,815		6,625		6,815	6,625

Square footage (in thousands)	45,433		44,021		45,433	44,021
Square footage per store	6,667		6,645		6,667	6,645

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	February 12, 2022		February 13, 2021		February 12, 2022	February 13, 2021
Sales per average store	$486		$433		$2,282	$2,011
Sales per average square foot	$73		$65		$343	$303

Total Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$3,306,223		$2,859,698		$15,332,148	$13,158,997
% Increase vs. LY	15.6%		16.0%		16.5%	11.0%

Domestic Commercial
Total domestic commercial sales	$843,889		$638,912		$3,755,003	$2,883,615
% Increase vs. LY	32.1%		14.7%		30.2%	7.6%

Average sales per program per week	$13.5		$10.5		$14.0	$11.1
% Increase vs. LY	28.6%		11.7%		26.1%	6.7%

All Other, including ALLDATA
All other sales	$63,527		$51,120		$271,012	$231,348
% Increase vs. LY	24.3%		5.0%		17.1%	4.7%

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 12, 2022		February 13, 2021		February 12, 2022	February 13, 2021
Domestic same store sales	13.8%		15.2%		13.7%	13.6%

Inventory Statistics (Total Stores)
	as of		as of
	February 12, 2022		February 13, 2021
Accounts payable/inventory	126.8%		113.0%

($ in thousands)
Inventory	$5,031,222		$4,736,826
Inventory per store	738		715
Net inventory (net of payables)	(1,347,384)		(614,270)
Net inventory / per store	(198)		(93)

	Trailing 5 Quarters
	February 12, 2022		February 13, 2021
Inventory turns	1.6	x	1.4	x